UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/03/2008

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 300, Wayne, Pennsylvania 19807
(Address of principal executive offices, including zip code)

610-975-9533
(Registrant’s telephone number, including area code)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19807
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Employment Agreement

On December 3, 2008 Encorium Group, Inc. ("Encorium") entered into an employment agreement with Dr. David Ginsberg (the "Employment Agreement"). Under the terms of the Employment Agreement, Dr. Ginsberg will serve as Encorium's Chief Executive Officer for a term of three years. Pursuant to the Employment Agreement, Dr. Ginsberg will receive an initial base salary at an annual rate of $316,000; provided, however, that the annual rate of base salary for each 12-month period beginning on or after the first anniversary of the Employment Agreement will increase, from the annual rate of base salary in effect for the immediately preceding twelve month period, by an amount equal to the annual percentage increase in the CPI (as defined in the Employment Agreement) for the immediately preceding calendar year. In addition, Dr. Ginsberg will be (i) entitled to participate in any benefit plans or arrangements sponsored or maintained by Encorium, subject to the terms and conditions of such plans, and (ii) entitled to bonus and equity-based compensation, as determined in the sole discretion of Encorium's board of directors.

Pursuant to the Employment Agreement, in the event of the termination of Dr. Ginsberg's employment by the Company without Cause (as defined in the Employment Agreement), by Dr. Ginsberg for Good Reason (as defined in the Employment Agreement) or by reason of death or Disability (as defined in the Employment Agreement), Dr. Ginsberg will be entitled to (i) the payment of all accrued but unpaid base salary and benefits through the date of such termination, (ii) the payment of any accrued but unpaid bonus payable under the agreement with respect to a fiscal year of the Company ending prior to such termination, if applicable, (iii) a continuation of group health coverage for fifteen months from the date of termination(and, to the extent covered immediately prior to the date his termination, his dependents), (iv) monthly severance payments equal to one-twelfth of his base salary as of the date of such termination continuing for a period of fifteen months, and (v) vesting of all of Dr.Ginsberg's stock options, to the extent not already vested.

If Dr. Ginbsberg's employment with Encorium is terminated during the term for Cause (as defined in the Employment Agreement), then Encorium's obligation to Dr. Ginsberg will be limited solely to the payment of (i) all accrued but unpaid base salary and benefits through the date of such termination, and (ii) the payment of any accrued but unpaid bonus payable under the agreement with respect to a fiscal year of Encorium ending prior to such termination, if applicable.

The Employment Agreement contains certain restrictive covenants that prohibit Dr. Ginsberg from disclosing information that is confidential to Encorium and will generally prohibit him, during the term of the agreement and for one year thereafter, from (i) engaging or participating in any Competing Business (as defined in the Employment Agreement), (ii) becoming interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business, (iii) soliciting or calling on any customer with whom Encorium shall have dealt or any prospective customer that Encorium shall have identified and solicited at any time during Dr. Ginsberg's employment by Encorium,(iv) influencing or attempting to influence any supplier, customer or potential customer of Encorium to terminate or modify any written or oral agreement or course of dealing with the Encorium,(v) and soliciting or hiring the employees, consultants, agents or distributors of Encorium.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Executive Severance Agreement

On December 3, 2008 the Company entered into a severance agreement with Dr. Ginsberg (the "Severance Agreement") that will be applicable in the event his employment with Encorium is terminated in connection with a change of control as set forth in the Severance Agreement. The Severance Agreement provides, generally, that in the event Dr. Ginsberg's employment with Encorium is terminated in connection with a change of control (as defined in the Severance Agreement), Dr. Ginsberg shall be entitled to (i) an amount equal to between 18 months and 24 months base salary, depending on the date of such termination as set forth in the severance agreement, (ii) the continuation of all benefits pursuant to any and all welfare plans under which he or his family is eligible to receive benefits or coverage during the period which severance payments are made pursuant to section (i), above, (iii) reasonable Encorium paid outplacement assistance for a period of up to twelve months or for a longer period as Encorium may agree, and (iv) the immediate vesting and exercisability of all stock options or other equity incentives grated to Dr. Ginsberg that are not otherwise vested or exercisable.

The foregoing description is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Grant of Options

On December 8, 2008, the Company granted 50,000 options to purchase common stock of Encorium Group, Inc. to PVG Corporation, of which Philip Calamia, Encorium's Interim Chief Financial Officer, is a principal. The excercise price per share is $.25, which represents the closing price of the stock on the date of grant.

A copy of the Non-Qualified Stock Option Award Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1 Executive Employment Agreement between Encorium Group, Inc. and David Ginsberg dated Decemebr 3, 2008.

10.2 Severance Agreement between Encorium Group, Inc. and David Ginsberg dated December 3, 2008.

10.3 Non-Qualified Stock Option Award Agreement for PVG Corporation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: December 09, 2008	By:	/s/ Philip L. Calamia
Philip L. Calamia
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Executive Employment Agreement between the Company and David Ginsberg dated December 3, 2008.
EX-10.2	Severance Agreement between Encorium Group, Inc. and David Ginsberg dated December 3, 2008.
EX-10.3	Non-Qualified Stock Option Award Agreement for PVC Corporation.